Exhibit No. 10.81c
June 8, 2007
Via Certified Mail – Return Receipt Request
Mr. Fred Tomarchio
425 Manchester Road L.L.C.
P.O. Box 55
Glenelg, MD 21737

RE:	Lease Agreement dated January 1, 1998 by and between 425 Manchester Road, L.L.C. (“Landlord”) and Monro Muffler Brake, Inc., as successor in interest to Mr. Tire, Inc. (“Tenant”) for premises situate at 425 Manchester Road, Westminster, MD [MMB #754]
Dear Fred:
Please accept this letter as Monro Muffler Brake, Inc.’s official notification of our intent to renew said lease agreement for the ten-year renewal period commencing on April 1, 2008 and expiring March 31, 2018. The rent for said renewal shall be increased annually by 3% as shown below.

4/1/2008 – 3/31/2009	$11,423.28
4/1/2009 – 3/31/2010	$11,765.98
4/1/2010 – 3/31/2011	$12,118.96
4/1/2011 – 3/31/2012	$12,482.53
4/1/2012 – 3/31/2013	$12,857.00
4/1/2013 – 3/31/2014	$13,242.72
4/1/2014 – 3/31/2015	$13,640.00
4/1/2015 – 3/31/2016	$14,049.20
4/1/2016 – 3/31/2017	$14,470.68
4/1/2017 – 3/31/2018	$14,904.80
Tenant shall have one ten-year renewal option remaining.
Please do not hesitate to contact me at 800-876-6676 ext. 3384 if you have any questions relative to the renewal.
Very truly yours,
Thomas M. Aspenleiter
VP Real Estate
TMA:mc